UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
_____________________________________________________________________

Date of Report (Date of earliest event reported): February 21, 2025

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    300 Boston Scientific Way, Marlborough, Massachusetts                 01752-1234
    (Address of principal executive offices)                           (Zip Code)

(508) 683-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2025, Boston Scientific Corporation (the “Company”), as guarantor, and American Medical Systems Europe B.V. (“AMS Europe”), its wholly owned finance subsidiary, as issuer, entered into an Underwriting Agreement (as supplemented by the Terms Agreement, also dated February 21, 2025, the “Underwriting Agreement”), among the Company, AMS Europe and the several underwriters named in the Underwriting Agreement (the “Underwriters”), in connection with AMS Europe’s previously announced pricing of €1,500,000,000 aggregate principal amount of its senior notes. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase €850,000,000 in aggregate principal amount of 3.000% Senior Notes due 2031 and €650,000,000 in aggregate principal amount of 3.250% Senior Notes due 2034 (collectively, the “Notes”) under the shelf registration statement on Form S-3 of the Company and AMS Europe (File No. 333-285032). The Notes are fully and unconditionally guaranteed by the Company. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and AMS Europe and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Underwriters and their affiliates have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company and AMS Europe in the ordinary course of their business.

The Notes were issued pursuant to an indenture dated as of March 8, 2022 among AMS Europe, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”). The Indenture contains covenants that restrict (i) the Company’s and AMS Europe’s ability, with certain exceptions, to merge or consolidate with another entity or transfer all or substantially all of its property and assets, and (ii) the Company’s and its Subsidiaries (as defined in the Indenture) ability, with certain exceptions, to incur liens. These covenants are subject to important exceptions and qualifications, as described in the Indenture. The Indenture also provides for customary events of default. Additional terms of the Notes are set forth in the forms of notes attached hereto as Exhibit 4.2 and 4.3.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to such documents, which are attached as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K, respectively, and all of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01 Other Events.

On February 26, 2025, AMS Europe completed the offering of the Notes. The net proceeds from the offering of the Notes, after deducting the underwriting discount and estimated offering expenses payable by us, were approximately €1.487 billion. The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to fund the repayment at maturity of AMS Europe’s 0.750% Senior Notes due March 8, 2025, and to pay accrued and unpaid interest with respect to such notes, and for general corporate purposes, which may include, among other things, short term investments, reduction of short term debt, funding of working capital and potential future acquisitions.

In connection with the offering of the Notes, the Company is filing legal opinions regarding the validity of the Notes, attached as Exhibit 5.1 and Exhibit 5.2 to this Current Report on Form 8-K.

Additionally, on February 21, 2025 and February 26, 2025, the Company issued press releases pertaining to the events described in this Current Report on Form 8-K, copies of which are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of February 21, 2025, as supplemented by the Terms Agreement, dated February 21, 2025, among American Medical Systems Europe B.V., Boston Scientific Corporation and the several underwriters named therein.

4.1
Indenture dated as of March 8, 2022, among American Medical Systems Europe B.V., Boston Scientific Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 8, 2022 (File No. 001-11083)).

4.2	Form of 3.000% Senior Note due 2031.

4.3	Form of 3.250% Senior Note due 2034.

5.1	Opinion dated February 26, 2025 of Allen Overy Shearman Sterling US LLP.

5.2	Opinion dated February 26, 2025 of Baker McKenzie Amsterdam N.V.

23.1	Consent Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1).

23.2	Consent of Baker McKenzie Amsterdam N.V. (included in Exhibit 5.2).

99.1	Press Release issued by Boston Scientific Corporation, dated February 21, 2025.

99.2	Press Release issued by Boston Scientific Corporation, dated February 26, 2025.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2025	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary